UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 12, 2007

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 12, 2007 Captaris, Inc. (“Company”) entered into a Confidentiality/Non-Disclosure Agreement (“the Agreement”) with Vector Capital Corporation (“VCC”), currently the Company’s largest shareholder, under which Captaris will make available to VCC certain confidential and proprietary information concerning the Company. The terms of the Agreement contain certain provisions that restrict, among other things, VCC’s ability to directly or indirectly acquire additional securities of the Company. As disclosed in its SEC filing on August 20, 2007 VCC stated that it believes Captaris’s shares are undervalued and that it may have an interest in acquiring the Company.

Captaris has entered into the Agreement in order to be responsive to VCC’s request for confidential information. There can be no assurance that VCC’s review of the confidential information will result in any transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: September 13, 2007	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer